                                                                     EXHIBIT 4.4


                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (the "Agreement"), entered into effective this ___ day of __________ 2003, by and among PacificHealth Laboratories, Inc., a Delaware corporation, with headquarters located at 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095 (the "Company"), and the investors signatory hereto (each, severally, the "Buyer").

         WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company desires to offer and sell (the "Offering") a minimum of $500,000 ("Minimum Offering Amount") and a maximum of $1,500,000 of Units (the "Maximum Offering Amount"), with each Unit having a purchase price per Unit as defined in paragraph 1(a) below; provided, however, that the Company may increase the Maximum Offering Amount to an amount not to exceed 1,074,000 Units;

         C. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, units of securities of the Company (the "Units") consisting of shares of the Company's Common Stock ("Company Common Stock"), par value $.0025 per share (the "Shares") and warrants in substantially the same form attached hereto as Exhibit A to acquire shares of Company Common Stock (the "Warrants"), each Unit to consist of two Shares and a Warrant to purchase one
(1) share of the Company's Common Stock upon exercise of the Warrant ("Warrant Shares"); and

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement") pursuant to which the Company has agreed to register the Shares and the Warrant Shares under the 1933 Act and SEC rules and regulations promulgated thereunder.

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

            a. Purchase of Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company at the Closing, as hereinafter defined, that number of Units set forth by dividing the aggregate subscription amount set forth on the signature page hereto (the "Committed Units"), at a price per Unit equal to a 15% discount to the Market Price of a share of Company Common Stock multiplied by 2. Market Price shall be defined as the average closing bid price of the Company's common stock for up to ten trading days preceding the date of Initial Closing, the exact number of days to be determined by the closing bid price average which produces the lowest price per Unit (the "Unit Purchase Price").

            b. The Buyer understands that, contemporaneously with its offer of Units to the Buyer, the Company is offering additional Units to other purchasers (the "Other Purchasers") in reliance on Regulation D and/or Regulation S promulgated under the 1933 Act. Buyer consents to such contemporaneous offers and sale of Units to Other Purchasers provided that offers to Other Purchasers shall only be made to one or more qualified institutional buyers as that term is defined by Rule 144A promulgated under the 1933 Act or accredited investors as that term is defined by Rule 501(a) promulgated under the 1933 Act, on substantially similar terms to those set forth in this Agreement.

            c. Prior to the Initial Closing Date (as defined below), Buyer shall pay the Unit Purchase Price by wire transfer of immediately available funds to the escrow account referenced in the Offering Documents in accordance with the Company's instructions. When the Minimum Offering Proceeds have been received, subject to the satisfaction (or waiver) of the conditions stated in Sections 5 and 6, the Initial Closing shall occur. After the Initial Closing has occurred, subject to the satisfaction (or waiver) of the conditions contained in Sections 5 and 6, the Buyer shall pay the Unit Purchase Price for the Committed Units to the Company on or before the Closing Date by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and one or more subsequent Closings shall occur. The Initial Closing Date shall be the date the Company has received and accepted Securities Purchase Agreements for which the Unit Purchase Price for the Minimum of the Offering Amount has been paid to the escrow account. If the Initial Closing Date does not occur on or before September 16, 2003, the Buyer's funds will be returned and this Agreement will terminate. The term "Closing Date" shall mean the date of the Initial Closing and each subsequent Closing. After the Initial Closing occurs, subsequent Closings shall occur from time to time as additional proceeds for Unit purchases are received by the Company. The term "Closing" as used herein shall mean the delivery of the Share Certificates and Warrant Certificates for the Committed Units purchased by Buyer, the payment of the Unit Purchase Price for the Committed Units, or release of such payment from escrow, and the delivery of such other documents and taking of such other actions as are required to be delivered or taken at the Closing pursuant to this Agreement. Share Certificates shall be deemed "delivered" by the Company issuing irrevocable instructions to its transfer agent to issue the Share Certificates and send such Share Certificates directly to the Buyer. The Warrant Certificates shall be deemed delivered by the Company's placing them, by the end of the next business day, with federal express or UPS, for delivery on the next business day after such placement. Share Certificates and Warrant Certificates will be duly executed on behalf of the Company and registered in the name of the Buyer or its designee, in such denominations as the Buyer shall request.


         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

            Buyer represents and warrants that:






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

            a. Investment Purpose. Buyer is acquiring the Shares and Warrants comprising the Units, purchased hereunder, and any Warrant Shares subsequently purchased (such Shares, Warrants and Warrant Shares being hereinafter sometimes referred to as the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to an effective registration statement under the 1933 Act or an exemption from registration the 1933 Act; provided that by making the representations herein, such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act.

            b. Investor Status. Buyer is a "qualified institutional buyer" as defined in Rule 144A under the 1933 Act and/or an "accredited investor" as that term is defined in Rule 501 of Regulation D. The Qualified Purchaser Questionnaire being delivered by the Buyer to the Company simultaneously herewith is true, complete and correct in all material respects.

            c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on Regulation D and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Qualified Purchaser Questionnaire in order to determine the availability of Regulation D and the eligibility of the Buyer to acquire such Securities.

            d. Information. Buyer and its advisors, if any, have been furnished with the Company's Confidential Private Placement Memorandum, including all exhibits, and all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities (the "Offering Documents") which have been requested by the Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of officers of the Company. The Buyer has carefully read and considered the Offering Documents and has taken full cognizance of and understands all of the risks related to the purchase of the Units. The Buyer has not been furnished with any oral representation or oral information in connection with the offering of the Units that is not contained in the Offering Documents. The Buyer is not relying on any statements or representations made by the Company or any of its affiliates with respect to economic considerations involved in an investment in the Units other than expressly set forth in the Offering Documents. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk, including the possible loss of the entire amount of such investment, and has determined that the Units are a suitable investment for the Buyer. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            e. No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            f. Transfer or Resale. Buyer understands that except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Buyer shall have delivered to the Company an opinion of counsel, in form and substance reasonably acceptable to Company and its counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred without registration under the 1933 Act and in compliance with an applicable exemption from such registration.

            g. Securities. Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and the Company shall be required to issue a stop-transfer order against transfer of such stock certificates if the Securities are not transferred in accordance with the following legend):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR (2) AN OPINION OF COUNSEL TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act and the Buyer has sold the Securities and has fulfilled the applicable prospectus delivery requirements (a "prospectus sale"), (ii) in connection with any transaction other than a prospectus sale, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to Company and its counsel, to the effect that a public sale, assignment or transfer of the Securities has been or will be made without registration under the 1933 Act.

            h. Partnership, Corporation, Trust or Estate Buyers. If this Agreement is executed and delivered on behalf of a partnership, corporation, trust or estate: (i) such partnership, corporation, trust or estate has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust or estate in connection with the purchase of its Units, and (b) to purchase and hold such Units; (ii) the signature of the party signing on behalf of such partnership, corporation, trust or estate is binding upon such partnership, corporation, trust or estate; and
(iii) such partnership, corporation or trust has not been formed for the specific purpose of acquiring such Units, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

            i. Retirement Plan Buyers. If the Buyer is a retirement plan or is investing on behalf of a retirement plan, the Buyer acknowledges that an investment in the Units poses additional risks including the inability to use losses generated by an investment in the Units to offset taxable income.

            j. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            k. No Representations. No representations or warranties have been made to the Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Units the Buyer is not relying upon any representations other than those contained in the Offering Documents or in this Agreement.

            l. Residency. Buyer certifies that it resides or has a bona fide place of business at its address set forth on Schedule 1.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Buyer that:

            a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results or operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

            b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

            c. Issuance of Securities. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The shares of Common Stock issued pursuant to this Agreement have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Company Common Stock.

            d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Common Shares and the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation") or the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws") or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the NASDAQ SmallCap Market ) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, or By-laws or their organizational charter or by-laws, respectively. Neither the Company or any of its Subsidiaries is in violation or any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments which would not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a

Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as has been publicly disclosed by the Company through generally recognized financial reporting services or in the SEC Documents (as defined in paragraph e.), the Company is not in violation of the listing requirements of the NASDAQ SmallCap Market.

            e. SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by the Company in writing to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyer with any material, nonpublic information.

            f. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, except as publicly announced by the Company through generally recognized financial reporting services or as set forth in the Confidential Private Placement Memorandum, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

            g. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and the Offering Documents, when taken together as a whole, is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

            h. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Company's common stock, the Common Shares or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such that would have a Material Adverse Effect.

            i. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company to third parties other than the Buyer and Other Purchasers for purposes of the 1933 Act so as to render invalid the exemption from registration provided under Regulation D or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or NASDAQ on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings so as to render invalid the exemption from registration provided under Regulation D.

            j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of the Company Common Stock and which has not either been publicly announced or stated in the Confidential Private Placement Memorandum.

            k. Indebtedness. The SEC Documents set forth, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business),
(b) all guaranties, endorsements and other contingent obligations in respect of

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Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. The Offering Documents disclose verbally the Company's incurrence of material debt after the date of the Company's last file 10-KSB or 10-QSB. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

            l. Material Agreements. Except as set forth in the Offering Documents and the SEC Documents, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-KSB (each, a "Material Agreement"); provided that Buyer acknowledges that the Company's agreements with USA Funding, Ltd., referred to in the Offering Documents, have not yet been filed. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which would be reasonably likely to have a Material Adverse Effect.

            m. Lock-up Agreements. The Company has entered into lock-up agreements its officers and directors in which they agree not to sell any shares held by them under Rule 144 or otherwise for a period from the date hereof until the later of (i) six (6) months from the final Closing hereunder or (ii) 60 days following the effective date of a registration statement in which the Securities are included.

            n. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

            o. Labor, Employment and Benefit Matters.

            (1) There are no existing, or to the best of the Company's knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. Except as set forth in the Offering Documents and SEC Documents, there is no organizing activity involving employees of the Company or any of its subsidiaries pending or, to the Company's or its subsidiaries' knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company's or its subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

            (2) Except as set forth in the Offering Documents and SEC Documents, neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or its subsidiaries.

            (3) Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

            (4) Neither the Company nor any of its subsidiaries has any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the company's balance sheet or fully funded. The term "liabilities" used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

            (5) None of the Company nor any of its subsidiaries (i) has terminated any "employee pension benefit plan" as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) has incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder ("ERISA").

            p. Compliance with Law. The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law, or has any knowledge of any proposed change in any applicable law that would reasonably be likely to have a Material Adverse Effect.

            q. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. Except as set forth in the SEC Documents, the Company and its Subsidiaries do not have any knowledge of any infringement or misappropriation or alleged infringement or misappropriation by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            r. Environmental Laws. The Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval.

            s. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            t. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and the Company does not have any reason to believe it will not be able to renew its existing insurance coverage under substantially similar terms for the next two (2) years.

            u. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted the lack of which would cause a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            v. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            w. Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors, beneficial owners of 5% or more of the Company's common stock, or, the Company's knowledge, employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            x. Accuracy of Reports; Form S-3 Eligibility. All material reports required to be filed by the Company within the two years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company is eligible to file the Registration Statement called for by the Registration Rights Agreement hereof on Form S-3.

            y. Capitalization. The authorized and outstanding capital stock of the Company as of June 30, 2003 is as stated in the Confidential Private Placement Memorandum. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully-paid and non-assessable. Except as disclosed or summarized in this Agreement, the Confidential Private Placement Memorandum and/or the SEC Documents, there are no options, warrants, contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.

         4. COVENANTS.

            a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

            b. Buyer Understandings. The Buyer understands, acknowledges and agrees with the Company as follows:

            (i) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the SEC Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Units. Any representation to the contrary is a criminal offense. In making an investment decision, the Buyer must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved.

            (ii) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Buyer herein and in the Questionnaire.

            (iii) There can be no assurance that the Buyer will be able to sell or dispose of the Shares. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

            c. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall timely take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

            d. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Shares or Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the Investors shall have sold all the Shares and Warrant Shares (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination. Henceforth, the Company will take all necessary action to meet, the "registrant requirements" set forth in the general instructions to Form S-3.

            e. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and the Warrants in the manner set forth in the Memorandum.

            f. Financial Information. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of its
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

            g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) on such exchanges or automated quotation system as its outstanding common stock is listed on, and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any affirmative action, which would be reasonably expected to result in the delisting or suspension of Company Common Stock on Nasdaq. As set forth in the Offering Documents, the Company's Common Stock may be delisted from NASDAQ. In such event, the agreements contained in this Section 4(g) shall apply the NASD's Electronic Bulletin Board. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

            h. No Integration; Limitation on Future Sales of Securities. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities in a manner that would invalidate any prior stockholder approval applicable to the Securities or require any new stockholder approval. The Company hereby agrees that, for a period of 90 days after the Initial Closing, it shall not issue or sell any Common Stock of the Company or any warrants or other rights to acquire Common Stock or any other securities that are convertible into Common Stock at a per share price (or conversion price) less than the Unit Purchase Price divided by two, unless the issuance or sale is related to a strategic transaction or an employee, consultant, supplier, lender or lessor option grant or issuance.

            i. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares upon exercise of all outstanding Warrants.

            j. Independent Auditors. The Company shall, until at least three (3) years after the Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

            k. Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Closing Date or (ii) the sale of all of the Common Shares purchased pursuant to this Agreement, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization); and (iii) shall pay all its taxes when due except for taxes which the Company disputes.

         5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The obligation of the Company hereunder to issue and sell the Common Shares and Warrants to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

            a. The Buyer shall have executed each of the Transaction Documents to which it is a party, and the Qualified Purchaser Questionnaire, and delivered the same to Company.

            b. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

            c. The Buyer shall have delivered to the Company such other documents relating to the transactions as are contemplated by this Agreement.

            d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or issued by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by, or materially and adversely affect the rights and/or obligations of the Company arising under this Agreement.

         6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

            The obligation of the Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

            a. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer.

            b. The Company's common stock shall be authorized for quotation on NASDAQ or the NASD's Electronic Bulletin Board (subject to the conditions stated in the Confidential Private Placement Memorandum) and trading in Company common stock shall not have been suspended by the SEC or Nasdaq.

            c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date, and the Company shall have delivered to Buyer a certificate or certificates of its Chief Executive Officer and Chief Financial Officer certifying to the statements contained in this paragraph (c).

            d. The Company shall have delivered to Buyer the opinion of the Company's counsel dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.


            d. The Company shall have delivered to the Buyer such other documents relating to the transactions as are contemplated by this Agreement.

            e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or issued by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by, or materially and adversely affect the rights and/or obligations of the Buyer arising under this Agreement.

         7. GOVERNING LAW; MISCELLANEOUS.

            a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of Delaware (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of Wilmington, State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

            f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by e-mail (provided that the transmission is electronically tracked and the results of tracking kept on file by the sending party); or (iv) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The mailing addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth below, or at such other mailing address, facsimile number and/or e-mail address, and/or to the attention of such other person, as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change:

         If to the Company:

                  PacificHealth Laboratories, Inc.
                  1480 Route 9 North, Suite 204
                  Woodbridge, NJ 07095
                  Telephone: 732-636-6141
                  Facsimile: 732-636-7410
                  E-mail:    skuchen@pacifichealthlabs.com
                  Attention: Stephen P. Kuchen, Chief Financial Officer

         With a copy to:

                  Eckert Seamans Cherin & Mellott
                  1515 Market Street, 9th Floor
                  Philadelphia, Pennsylvania 19102-1909
                  Telephone: (215) 851-8472
                  Facsimile: (215) 851-8383
                  E-mail:    gxm@escm.com
                  Attention: Gary A. Miller, Esq.

         If to a Buyer:

         to it at the mailing address, facsimile number or e-mail address set forth on Schedule 1 with copies to such Buyer's representatives as set forth on Schedule 1.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Assignee of Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

            h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Survival. Unless this Agreement is terminated under Section 9(k), the agreements and covenants set forth in Sections 4, 5 and 9, the indemnification provisions set forth in Section 7, and the liquidated damages provisions set forth in Section 8 shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            k. Termination. If Closing does not occur due to the Company's or Buyer's failure to satisfy the conditions set forth in Sections 5 or 6 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

            l. Placement Agent or Finder. The Company shall be responsible for the payment of any fees or broker's commissions due to any party relating to or arising out of the transactions contemplated hereby as a result of any engagement or undertaking made by the Company with the persons claiming such fees or commissions, and shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such engagement or undertaking by the Company.

            m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            n. Remedies. The Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            o. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to the Transaction Documents or the Buyer enforces or exercise its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

PACIFICHEALTH LABORATORIES, INC.

By:_____________________________

Name:___________________________

Title:__________________________

BUYER:

________________________________

By:_____________________________

Name:___________________________

Title:__________________________

Aggregate Subscription Amount:  $_______________________
-----------------------------

                                     SCHEDULE 1: SECURITIES PURCHASED/BUYER DATA

                                                                                                                      Buyer's
                                                                                                                 Representatives'
                                  Buyer's Mailing                                                                Mailing Address,
                                     Address,                                                                    Facsimile Number
                               Facsimile Number and        Purchase          Number of          Number of              and
     Buyer's Name                 E-mail Address             Price         Common Shares      Warrant Shares      E-mail Address
--------------------------     --------------------        --------        -------------      --------------     -----------------












--------------------------     --------------------        --------        -------------      --------------     -----------------

                                    EXHIBITS



Exhibit A           Form of Warrant
Exhibit B           Form of Registration Rights Agreement
Exhibit C           Opinion of Counsel

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL




May __, 2003



VIA FAX and FEDERAL EXPRESS
---------------------------

Buyers (as hereinafter defined)


Re:   Purchase of Securities of PacificHealth Laboratories, Inc.
      ----------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to PacificHealth Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the Company's sale of up to [to be filled in on pricing] Units of its securities, each Unit consisting of two shares of Common Stock (the "Common Shares") and warrants to purchase an additional one shares of Common Stock (the "Warrants") to a limited number of investors (hereinafter referred to as "Buyers") pursuant to a Confidential Private Placement Memorandum (the "Memorandum") and Securities Purchase Agreements dated as of _______, 2003 (the "Securities Purchase Agreements"). In connection with the closing of the sale to Buyers of the Common Shares and Warrants pursuant to the Memorandum pursuant to the Securities Purchase Agreements, the Company has requested that we issue to you, opinion pursuant to
Section 6(d) of that Agreement.

In rendering the opinions expressed herein, we have assumed the authenticity of all corporate records furnished to us by the Company, the genuineness of all signatures thereon, and the legal competence of the signatories. We also have assumed the truth of the representations of the Company set forth in the Securities Purchase Agreement to the extent that such representations relate to factual matters upon which any of the opinions expressed herein are dependent, or relate to legal matters that are not the subject of any of the opinions expressed herein. We also have relied on the accuracy of representations of officers of the Company as to certain factual matters relevant to the legal opinions expressed herein; on the authenticity of Company records in our possession; on stockholder information furnished by StockTrans, Inc., the Company's stock transfer agent; and upon advice received from the Secretary of State of the State of Delaware with respect to the existence and good standing of the Company. We have also assumed the accuracy of the Company's records, that no mutual mistake of fact exists and that there are no agreements, understandings or courses of dealings between the parties which could be deemed to constitute an amendment, modification or abrogation of the Securities Purchase Agreement. We have made no independent investigation of such assumptions. We have assumed the validity and genuineness of all signatures, the authenticity of all documents submitted to us as originals, that all documents submitted to us as copies conform to the originals (and that such originals are authentic), the legal capacity of all natural persons, and, as to documents executed by entities other than the Company, that each such entity had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "1934 Act") (the "2002 10-K"), and reports on Form 10-Q and Form 8-K filed with the SEC subsequent to the filing of the 2002 10-K (the "Subsequent 1934 Act Reports"). The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and in which the failure to be so qualified or be in good standing would have a material adverse effect on the business, operations, financial conditions or results of operations of the Company and its subsidiaries taken as a whole or on the transactions contemplated by the Securities Purchase Agreement or by the agreements and instruments to be entered into in connection with the Securities Purchase Agreement, or on the authority or ability of the Company to perform its obligations under the Securities Purchase Agreement, the and the Registration Rights Agreement (a "Material Adverse Effect").

         2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement and the Registration Rights Agreement between the Company and you (together, the "Transaction Documents") including issuance of the Common Shares, Warrants and shares issuable upon exercise of the Warrants ("Warrant Shares") in accordance with the terms thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated therein have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefore. The Transaction Documents, when duly executed and delivered by the Company, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         3. The issuance and sale of the Common Shares, Warrants and Warrant Shares has been duly authorized, and when issued in accordance with the terms of the Securities Purchase Agreement, the Common Shares and the Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

         4. Subject to the accuracy of your representations in Section 2 of the Securities Purchase Agreement, the Common Shares and Warrants may be issued pursuant to the Transaction Documents without registration under the Securities Act of 1933 ("1933 Act") or the securities laws of any state.

         5. No authorization, approval, consent or other order of any Federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court, or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents for the issuance and sale of the Common Shares, Warrants or Warrant Shares as contemplated by the Transaction Documents.

         6. To our knowledge, and except as disclosed in the Company's 2002 10-K and Subsequent 1934 Act Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries which might reasonably be expected to have a Material Adverse Effect.

         7. The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby and the compliance by the Company with the terms thereof does not (a) violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under (i) the Company's Certificate of Incorporation or the Company's By-laws, or (ii) any note, lease, mortgage, deed or similar instrument to which the Company is a party or by which the Company is bound and which the Company has filed as an exhibit to its reports filed with the SEC under the 1934 Act or which, to our knowledge, the Company otherwise is required or will be required to file as an exhibit to its reports under the 1934 Act; or
(b) result in any violation of any statute, law, rule or regulation known to us to be applicable to the Company or, to the best of our knowledge, any order, writ, injunction or decree, if any such violation or default would have a Material Adverse Effect.

In addition to the assumptions and qualifications stated above, our opinions are subject to the following:

            A. Our opinions are limited to the matters expressly addressed herein and no other opinion is implied or may be inferred from the opinions expressly set forth herein.

            B. Whenever any matter is referred to herein as being made "to our knowledge," "to the best of our knowledge," "to our actual knowledge," or equivalent words, unless expressly provided otherwise herein, such opinions and statements reflect the actual knowledge of members of this firm responsible for the transactions contemplated by the Securities Purchase Agreement. We have assumed no responsibility for any further inquiry other than as described herein.





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

            C. Our opinions are qualified in all respects as to the effect of, and limitations arising from, applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, administration, moratorium or other similar laws affecting creditor's rights generally, and we express no opinion with respect thereto. In addition, our opinion that the Transaction Documents are "enforceable" and our use of the term "enforceable" does not mean or imply that any particular right or remedy, whether legal or equitable (such as specific performance) and whether judicial or non-judicial, would necessarily be available or precluded, upon a breach or default under the Transaction Documents, even if specifically provided for therein to be available or precluded, as the case may be. Any and all such remedial, waiver, severability or other provisions of the Transaction Documents are subject to all applicable constitutional, legislative, judicial or administrative provisions, statutes, regulations, decisions, rulings or other applicable law. It is our opinion, however, that notwithstanding the limitations expressed in the preceding sentences of this paragraph, the non-availability of particular rights or remedies does not render the Transaction Documents to be invalid as a whole and would not materially interfere with the practical realization of the benefits provided thereby.

            D. We express no opinion regarding the effect of or the limitations imposed by general principles of equity upon the availability of specific enforcement or of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies, including without limitation the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

            E. We call to your attention that the indemnification and contribution provisions contained in the Transaction Documents, insofar as such provisions provide for indemnification for liabilities arising under the Securities Act of 1933 and other securities laws, may be against public policy and therefore unenforceable, and we express no opinion as to the enforceability of such indemnification.

            F. The opinions set forth herein are limited to the substantive law of the State of Delaware, including the General Corporation Law of the State of Delaware, and United States federal law. We express no opinion as to the effect of the laws of any other jurisdiction.

            G. The opinions expressed herein are as of the date hereof and are necessarily limited to laws and facts as now in effect, and we assume no responsibility to keep these opinions current or to supplement them to reflect facts or circumstances which may come to our attention in the future or any changes in the laws which may hereafter occur. The opinions expressed herein are rendered solely for the use and benefit of Buyers in connection with the transactions contemplated by the Transaction Documents, and may not be relied upon, utilized or quoted in any manner whatsoever by any other person or entity or for any other purpose without the prior written consent of this firm.

Very truly yours,





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